Exhibit 10.20

                            SECOND AMENDMENT TO LEASE

         THIS SECOND AMENDMENT TO LEASE ("Amendment") is dated for reference purposes only as of September 4, 2002, and is made by and between THOMAS A. PRICE and GWENDOLYN L. PRICE, as trustees of the Price Trust UTD October 5, 1984 (collectively, "Landlord") and DIGITALTHINK, INC., a Delaware corporation ("Tenant").

                                    RECITALS

         A. Landlord owns that certain real property located in the City and County of San Francisco, State of California, commonly known as 601 Brannan Street (the "Premises"), which includes those certain building improvements located thereon (the "Building").

         B. Landlord and Tenant entered into that certain lease dated July 17, 2000 (the " Original Lease"), and First Amendment to Lease effective as of July 20, 2001 (the "First Amendment", which together with the Original Lease is hereinafter referred to as the "Lease"), for the Premises.

         C. At Tenant's request, the parties hereto wish to amend the Lease on the terms and conditions set forth herein to extend the initial Term of the Lease to August 31, 2012, to restructure the rental obligations under the Lease to provide for a deferral of Monthly Basic Rent, and to modify various other provisions of the Lease.

                                    AGREEMENT

         NOW, THEREFORE, for consideration, the adequacy and receipt of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Incorporation of Recitals and Definitions. The foregoing recitals are incorporated into and made a part of this Amendment. Terms which are capitalized in this Amendment and which are not defined herein shall have the meanings ascribed to them in the Lease.

2. Modifications of Lease. Notwithstanding anything to the contrary contained in the Lease, the Lease is modified as follows:

A. Term. Paragraph 2 and any other conflicting term of the Lease are modified as follows: The Lease Expiration Date shall be extended to August 31, 2012, subject to extension as provided in this Amendment.

B. Options to Extend  Term.  The  following  new  Paragraph  2.3 is added to the
Lease: Provided that no monetary or material non-monetary default by Tenant has occurred under the terms of the Lease (beyond the applicable notice and cure period) at the time the applicable extension option is exercised or, at Landlord's option, at the scheduled commencement of the applicable Extended Term (as hereinafter defined), Tenant shall have the following options to extend the Term on all the provisions contained in the Lease (except for Monthly Basic Rent as provided below): four (4) options to extend the Term each for an additional term of sixty (60) months (each such extension is hereafter referred to as an "Extended Term") commencing when the initial or the then current Extended Term, as applicable, expires. The options can only be exercised consecutively (i.e., Tenant cannot exercise a succeeding option unless its has exercised any and all preceding options). Tenant may exercise its option(s) by giving written notice to Landlord not more than twenty-four (24) months nor less than nine (9) months before the expiration of the initial Term or then Extended Term, as the case may be. The Monthly Basic Rent for the Extended Terms shall be as set forth in
Section 2.C below.

C. Monthly Basic Rent. Paragraphs 4.1, 4.2, 4.3, 4.4 and 4.6 of the Lease and all of the modifications to the Lease contained in the First Amendment (except those contained in Sections 6, 7, 8, 9 and 10 of the First Amendment), and any other conflicting provisions of the Lease are superseded and replaced with the following: Commencing as of September 1, 2002, and continuing throughout the remainder of the initial Term, Landlord has agreed to defer a portion of the Monthly Basic Rent due under the Lease pursuant to Paragraph 2D below, and instead accept the following amounts of Monthly Basic Rent during the remainder of the initial Term for the entire Premises as follows:


------------------------------------ ----------------------------------
              Period                        Monthly Basic Rent

------------------------------------ ----------------------------------
------------------------------------ ----------------------------------
9/1/2002-8/31/2003                                         $185,000.00
------------------------------------ ----------------------------------
------------------------------------ ----------------------------------
9/1/2003-8/31/2004                                         $210,000.00
------------------------------------ ----------------------------------
------------------------------------ ----------------------------------
9/1/2004-8/31/2005                                         $235,000.00
------------------------------------ ----------------------------------
------------------------------------ ----------------------------------
9/1/2005-8/31/2006                                         $260,000.00
------------------------------------ ----------------------------------
------------------------------------ ----------------------------------
9/1/2006-8/31/2007                                         $285,000.00
------------------------------------ ----------------------------------
------------------------------------ ----------------------------------
9/1/2007-8/31/2008                                         $372,500.00
------------------------------------ ----------------------------------
------------------------------------ ----------------------------------
9/1/2008-8/31/2009                                         $379,950.00
------------------------------------ ----------------------------------
------------------------------------ ----------------------------------
9/1/2009-8/31/2010                                         $387,549.00
------------------------------------ ----------------------------------
------------------------------------ ----------------------------------
9/1/2010-8/31/2011                                         $395,300.00
------------------------------------ ----------------------------------
------------------------------------ ----------------------------------
9/1/2011-8/31/2012                                         $403,206.00
------------------------------------ ----------------------------------

If Tenant exercises its option(s) pursuant to Section 2.B above, (i) Monthly Basic Rent for the first twelve (12) months of an Extended Term shall be an amount equal to one hundred ten percent (110%) of the Monthly Basic Rent in effect for the calendar month immediately preceding the commencement of such Extended Term (e.g., Monthly Basic Rent for the first twelve months of the first Extended Term would be $443,526.60 (110% of $403,206.00)); and (ii) Monthly Basic Rent for the remainder of each Extended Term shall be determined as follows: commencing on the first day of the thirteenth (13th) calendar month of each such Extended Term, and continuing on each anniversary of such day throughout the remainder of the Extended Term (each such day being referred to as a "Rent Adjustment Date"), the Monthly Basic Rent shall be adjusted to equal the product of the Monthly Basic Rent in effect for the calendar month immediately preceding the Rent Adjustment Date multiplied by a fraction, the numerator of which is the Consumer Price Index published immediately preceding the Rent Adjustment Date in question and the denominator of which is the Consumer Price Index published exactly one year earlier; provided, however, that any such increase in Monthly Basic Rent on a Rent Adjustment Date shall not be less than one hundred three percent (103%) of the Monthly Basic Rent due for the last full calendar month immediately preceding the Rent Adjustment Date in question. As used herein, the term "Consumer Price Index" shall mean the Consumer Price Index, for All Urban Consumers, Subgroup "All Items," for the San Francisco-Oakland-San Jose Metropolitan Area (Base Year 1982-84=100), which is currently being published monthly by the United States Department of Labor, Bureau of Labor Statistics. If, however, this Consumer Price Index is changed so that the base year is altered from that used as of the commencement date of an Extended Term, then the Consumer Price Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics, to obtain the same results that would have been obtained had the base year not been changed. If no conversion factor is available or if the Consumer Price Index is otherwise changed, revised or discontinued for any reason, there shall be substituted in lieu thereof and the term "Consumer Price Index" shall thereafter refer to the most nearly comparable official price index of the United States Government to obtain substantially the same result as would have been obtained had the original Consumer Price Index not been changed, revised or discontinued, which alternative index shall be subject to Landlord's and Tenant's prior written approval, which approval shall not be unreasonably withheld or delayed.

Landlord acknowledges and agrees that Tenant has fully satisfied all of its payment obligations regarding Monthly Basic Rent and all other Rent for the Premises through and including August 31, 2002, and no further Monthly Basic Rent or other Rent with respect to any period prior to August 31, 2002 shall be due and owing by Tenant.

D. Deferred Rent Payment. The following new Paragraph 4.7 is added to the Lease:
In addition to the Monthly Basic Rent set forth in Section 2.C above, Tenant shall pay to Landlord on September 1, 2007, an amount equal to Five Million Dollars ($5,000,000.00) (the "Deferred Rent") which amount represents a portion of the Monthly Basic Rent due under the Lease which Landlord has agreed to defer in connection with lowering the Monthly Basic Rent payments due by Tenant pursuant to Paragraph 2C above.

E. Security Deposit. The second grammatical paragraph of Paragraph 6 of the Lease is deleted and the remainder of Paragraph 6 and any other conflicting provisions of the Lease are modified as follows: Tenant is currently maintaining a letter of credit pursuant to Paragraph 6 of the Lease in an amount equal to One Million Eight Hundred Thousand Dollars ($1,800,000.00) and Tenant shall continue to maintain a letter of credit in such amount in accordance with the Lease through August 31, 2011. Provided that Tenant is not then in monetary or material non-monetary default under the terms of the Lease (beyond the applicable notice and cure period), then on September 1, 2011, the full amount of the cash security deposit and letter of credit held by Landlord under the Lease shall be returned to Tenant, it being understood that Tenant shall not be obligated to provide any cash security deposit, letter of credit or any other security deposit to Landlord under the Lease at any time during the last year of the Term (9/1/2011-8/31/2012) or any Extended Term; provided, however, that (i) if Tenant is in monetary or material non-monetary default under the terms of the Lease (beyond the applicable notice and cure period) on September 1, 2001, then Landlord shall not be obligated to return the cash security deposit or letter of credit to Tenant until the earlier to occur of (a) the date such default is cured, and (b) the thirtieth (30th) day after the expiration or earlier termination of the Lease, less any amounts that are needed by Landlord to cure any default by Tenant and any damages incurred by Landlord on account of any such default, and (ii) if any of the improvements identified in the drawings and specifications for the Building prepared by Studio Architecture dated October 26, 2000, and any subsequent changes(excluding interim phase 2 plans delivered to Landlord 9/25/02) to such plans and specifications approved by Landlord, have not been completed by September 1, 2011, then Landlord may deduct the estimated cost (as reasonably determined by Landlord and Tenant) to complete the construction of any such improvements, up to a maximum of Two Hundred Thousand Dollars ($200,000.00), from the cash security deposit that Landlord is obligated to refund to Tenant hereunder, it being understood that any such deduction shall in no event exceed Two Hundred Thousand Dollars ($200,000.00).

F. Real Property Taxes. The last sentence of the second grammatical paragraph of Paragraph 5.2 of the Lease is deleted and the following is substituted therefor:
If all or any portion of the Premises is sold or otherwise transferred by Landlord at any time during the Term (including any Extended Term) and such sale or transfer results in an increase in any Real Property Taxes applicable to the Premises (under Proposition 13 or otherwise), then Tenant shall have no obligation to pay any portion of such increase and the amount of Real Property Taxes payable by Tenant under the Lease shall be the amount that would otherwise be due and payable assuming no such sale or transfer had been made.

G. No Continuous Operation. The first sentence of Paragraph 7.1 of the Lease is deleted and the following is substituted therefor: Tenant may use the Premises only for multimedia and/or business services, and all other legal uses , and Tenant may not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary in the Lease, Tenant may vacate all or any portion of the Premises, and shall not be deemed in default under the Lease as a result of such vacation, so long as Tenant is not in default in its Rent or any of its other obligations under the Lease.

H. Signs. Article 44 of the Lease is supplemented as follows: Landlord acknowledges and agrees that it will not withhold its approval of any signage for the Building requested by Tenant or any of Tenant's subtenants of the Building in accordance with Article 44 so long as such signage is in full compliance with all applicable governmental ordinances, statutes and regulations.

I. Right of First Offer to Purchase. A new Article 50 is added to the Lease as follows: If at any time during the Term, Landlord elects to sell all or any part of its interest in the Premises, Landlord shall first notify Tenant in writing of the terms and conditions upon which Landlord would be willing to sell such interest to Tenant. For a period of sixty (60) days after its receipt of such terms and conditions, Tenant shall have an exclusive right to negotiate with Landlord for the purchase of such interest from Landlord. If Landlord and Tenant fail to consummate a binding agreement for the purchase of such interest within such sixty (60)-day period, then Landlord thereafter shall have the right to sell such interest in the Premises within one hundred eighty (180) days after the expiration of such sixty (60)-day period on substantially the same terms and conditions stated in the Landlord's written offer to Tenant; provided, however, that if the terms and conditions stated in the offer provided to Tenant are substantially changed or Landlord fails to sell such interest to a third party within such one hundred eighty (180)-day period, then any further transaction shall be deemed a new offer to purchase such portion of the Premises and the provisions of this Paragraph shall again be applicable. For purposes hereof, the term "substantially" means a purchase price for Landlord's interest in the Premises that is not less than ninety percent (90%) of the purchase price offered by Landlord and refused by Tenant.

J. Base Building and Tenant Improvements. Landlord and Tenant confirm and acknowledge that (i) Landlord will continue to be responsible for the reimbursement to Tenant (or the direct payment to Tenant's contractor, as may be consistent with prior practice) of Base Building Costs owed by Landlord pursuant to Section 1.3.1 of the Work Letter; provided, however, that the remaining amount  of such  reimbursements  shall  in no event  exceed  One  Hundred  Fifty
Thousand Dollars ($150,000) in the aggregate, (ii) Tenant has accepted possession of the Premises, and except for the cost reimbursement obligations referenced in the foregoing clause (i) and Landlord's continuing repair, maintenance and reconstruction obligations under the Lease, Landlord has completed its obligations under the Lease with respect to the construction of the Base Building Work and delivery of the Premises, and (iii) Tenant shall not be obligated to complete any Phase I or Phase II Improvements that have not been completed to date, except for any improvements that are required to be completed in order to obtain the approvals and permits from the appropriate governmental authorities required for the legal occupancy of the entire Premises for Tenant's use. Tenant covenants that it shall have paid all amounts due to Tenant's contractor for completion of Phase I Improvements on or before January 2, 2003, or within such earlier time period as Tenant's contractor may require. Landlord additionally agrees to reasonably approve Phase II Improvements which are different from those originally approved by Landlord; provided, however, that such approval shall not in anyway affect Landlord's rights under Paragraph 2(E) above to deduct up to Two Hundred Thousand Dollars ($200,000.00) from the security deposit held pursuant to Paragraph 6 of the Lease in order to complete the construction of those improvements contemplated by the originally contemplated Phase II Improvements, as set forth in the Studio Architecture plans and specifications dated October 26, 2000.

K. Landlord's Attorneys' Fees. Prior to the execution and delivery of this Amendment, Landlord shall provide Tenant with a copy of an invoice from the law firm of Kay & Merkle setting forth in reasonable detail all of the fees incurred by Landlord in connection with negotiating and preparing this Amendment. Tenant shall be responsible for reimbursing Landlord for such fees up to a maximum of $10,000, which reimbursement shall be made concurrent with the execution and mutual delivery of this Amendment.

3. Miscellaneous.

A. Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original and all of which together shall constitute one Amendment.

B. Confirmation. Landlord and Tenant hereby ratify and confirm all of the terms and provisions of the Lease, as amended by this Amendment, and the Lease, as so amended, shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment intending it to be effective as of the day and year first above written.

"Landlord"                                        "Tenant"

Thomas A. Price and Gwendolyn L. Price,           DigitalThink, Inc.,
as trustees of the Price Trust UDT October        a Delaware corporation
5, 1984


By:      /s/ Thomas A. Price                  By:  /s/ Michael Pope
         -----------------------                 -----------------------------
         Thomas A. Price                          Michael Pope, CEO

By:       /s/ Gwendolyn L. Price
         -----------------------
         Gwendolyn L. Price